Exhibit 99.1

U.S. Physical Therapy to Present at the Sidoti Eighteenth Annual Emerging Growth Institutional Investor Forum

HOUSTON--(BUSINESS WIRE)--March 13, 2014--U.S. Physical Therapy, Inc. (NYSE:USPH), a national operator of physical therapy outpatient clinics (the “Company”), today announced that its Chief Executive Officer, Chris Reading, will present at the Sidoti Eighteenth Annual Emerging Growth Institutional Investor Forum on Tuesday, March 18, 2014. The presentation will cover an overview of the Company. The conference is being held at the Grand Hyatt Hotel, New York, New York.

A copy of the presentation is posted on the Company’s website at www.usph.com.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 472 clinics in 43 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, 713-297-7000
Chief Financial Officer
Chris Reading, 713-297-7000
Chief Executive Officer
or
The Ruth Group
Stephanie Carrington, 646-536-7017